Exhibit 99
Classic Aviation Products
PRESS RELEASE FOR IMMEDIATE RELEASE	September 29, 2003

AVCON INDUSTRIES ANNOUNCES LEAR 20 SERIES RVSM STC
AVCON, a subsidiary of Butler National Corporation, Received FAA Certification For Reduced Vertical Separation Minimums (RVSM) Equipment In Lear 20 Series Aircraft 25D-330.

[Olathe, Kansas, September 29, 2003] - Butler National Corporation (OTC Bulletin Board "BUKS"), announces their wholly owned subsidiary, Avcon Industries, Inc., has received Federal Aviation Administration (FAA) Supplemental Type Certification (STC) for RVSM Equipment in Lear 20 series aircraft Learjet 25D-330. RVSM allows aircraft to safely fly with a vertical separation of 1,000 feet between aircraft flying in opposite directions, instead of the 2,000 feet vertical separation currently required. This is an important first step in the certification of over 500 Lear 20 series aircraft to operate in RVSM airspace.

In flight-testing conducted earlier in the year, extremely tight tolerances were recorded during RVSM testing, and the initial results met or exceeded parameters established by the FAA for RVSM certification. The Rosemount Pitot Static Probes, IS&S Altimeters, Autopilot Interface Unit and other associated components work extremely well together.

Background:
Avcon and BizJet International, Tulsa, OK. joined forces in 2002 to provide a cost-effective RVSM solution for Lear 20 series aircraft. As part of the agreement, the two companies agreed to share Development Risks and Costs. Avcon obtained STC approval through the Wichita Aircraft Certification Office (ACO), and will provide RVSM installations for customers at its facility in Newton, KS. Avcon will also provide RVSM Installation Kits to BizJet for customer installations at its facility in Tulsa, OK.

As part of the agreement with BizJet, Avcon dedicated its Lear 25D (S/N 330) to the RVSM project to certify the RVSM Equipment and to obtain RVSM approval for LR25D-330.

Schedule:
Avcon is currently modifying Learjets selected for RVSM Group Approval. The modified aircraft will be flown at various RVSM altitudes and airspeeds to establish and verify system accuracy for the various Learjet 20 series models and wing configurations.

Pricing:
Introductory RVSM Price is $149,500 for the first block of customer aircraft. The Introductory RVSM Price does not include autopilot inspection and repairs by L-3 Communications or repainting of modified areas. Order positions are scheduled after receipt of a Purchase Order and $10,000 slot deposit.

Management Comments:
Clark Stewart, President and Chief Executive Officer of Butler National Corporation said, "Avcon has advanced rapidly and successfully with the RVSM project. We appreciate the assistance and support of our development partner BIZJET. The FAA certification proves once again that we are committed to providing aircraft product improvements and safety enhancements. RVSM certification of our Lear 25D demonstrates the ability of the 20 series Learjets to attain flight tolerances equal to or better than the current production business jets. We are looking forward to completion of the group approval process."

Our Business:
About Avcon Industries, Inc.
Avcon Industries, Inc., a wholly owned subsidiary of Butler National Corporation, offers modification of customer and company owned business-size aircraft from passenger to freighter configuration, addition of aerial photography capability, and stability enhancing modifications for Learjet, Beechcraft, Cessna, and Dassault Falcon aircraft along with other specialized modifications. Avcon also acquires, modifies and resells Aircraft, principally Learjets.

About Butler National Corporation
Butler National Corporation operates in the Aerospace and Services business segments. The Aerospace segment focuses on the manufacturing of support systems for "Classic" commercial and military aircraft including the Butler National TSD for Boeing 737 and 747 Classic aircraft, switching equipment for Boeing/Douglas Aircraft, weapon control systems for Boeing Helicopter and performance enhancement structural modifications for Learjet, Cessna, Dessault and Raytheon business aircraft. Services include electronic monitoring of water pumping stations, temporary employee services, Indian gaming services and administrative management services.

Forward-Looking Information:
The information set forth above may include "forward-looking" information as outlined in the Private Securities Litigation Reform Act of 1995. The Cautionary Statements, filed by the Company as Exhibit 99 to the Company's Annual Report on Form 10-K, are incorporated herein by reference and investors are specifically referred to such Cautionary Statements for discussion of factors, which could affect the Company's operations, and forward-looking statements contained herein.

FOR MORE INFORMATION CONTACT: William A. Griffith, Investor Relations Butler National Corporation 19920 W. 161st Street Olathe, KS 66062	Ph: 913-780-9595 Fax: 913-780-5088

For more information, please visit the Company web site: www.butlernational.com

Avcon Industries will be attending the National Business Aviation Association Show in Orlando, Fla. October 7, 8, and 9. Please visit us inside at Booth 1653 and/or outside at Static Display location 24.

-End-